Exhibit 99.1

Vivakor Inc. Receives Notification of Deficiency from Nasdaq

Related to Delayed Filing of Quarterly Report on Form 10-Q

Lehi, UT, May 24, 2023 – Vivakor, Inc. (the “Company” or “Vivakor”) (NASDAQ: VIVK) today announced that it has received, on May 18, 2023, a standard notice from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed its quarterly report on Form 10-Q for the period ended March 31, 2023 (the “Form 10-Q”) and remaining delinquent in filing its annual report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. To regain compliance with Nasdaq’s continued listing requirements, the Company must submit a plan by June 20, 2023. If Nasdaq accepts the Company’s plan, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-K’s due date, or until October 16, 2023, to regain compliance.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with other continued listing requirements. The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the SEC.

The Company is working diligently to complete and file its Form 10-K and Form 10-Q as soon as practicable and anticipates that its 10-K and Form10- Q will be filed prior to the date on which the Company is required to submit the Plan.

ABOUT VIVAKOR

Vivakor, Inc. is a clean energy technology and asset acquisition company with a focus in the area of natural resources. Vivakor’s corporate mission is to create, acquire, accumulate, and operate distinct assets, intellectual properties, and exceptional technologies that produce solid returns to its valued shareholders and partners. The company currently focuses on bitumen (heavy crude) extraction from shallow, oil-laden areas in Eastern Utah, along with petroleum-based remediation projects across the globe. The technologies utilized are low-cost, proprietary and proving themselves industry disruptive when measured by a number of important factors. The general business model has been to be an acquisition hub, focused on building, acquiring and operating cash-flowing assets in discrete areas that have an acknowledged technological advantage and enable a substantial market opportunity within significant target markets across the globe. Our research, and the technology we acquire are anchored by our relationships with synergistic partners and product-specific commercialization strategies. From the point of product or technology conception, or through acquisition, development and commercialization, we expect to have strategic partners, joint ventures or licensing arrangements in place for many of our products to sustain revenue attainment.

For more information, please visit our website www.vivakor.com.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including economic slowdown affecting companies, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the Securities and Exchange Commission, which factors may be incorporated herein by reference. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact

949-281-2606

info@vivakor.com

ClearThink

nyc@clearthink.capital